
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
SEPTEMBER 30, 1995 FORM 10-Q OF PMC CAPITAL, INC. AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                         668,838
<SECURITIES>                                32,902,580
<RECEIVABLES>                              112,032,875<F1>
<ALLOWANCES>                                 (410,000)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                         399,240
<DEPRECIATION>                               (195,355)
<TOTAL-ASSETS>                             155,553,652<F2>
<CURRENT-LIABILITIES>                        9,790,211<F3>
<BONDS>                                     78,541,000
<COMMON>                                    57,721,680
<PREFERRED-MANDATORY>                        4,000,000<F4>
<PREFERRED>                                  3,000,000<F4>
<OTHER-SE>                                   1,064,279
<TOTAL-LIABILITY-AND-EQUITY>               155,553,652<F5>
<SALES>                                              0
<TOTAL-REVENUES>                            15,655,046
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,479,991
<LOSS-PROVISION>                               275,969
<INTEREST-EXPENSE>                           3,617,482
<INCOME-PRETAX>                              8,281,604
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          8,281,604
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 8,281,604
<EPS-PRIMARY>                                    0.756
<EPS-DILUTED>                                    0.756

<F1> Includes current and long term portion of all loans receivable - before reserve, interest receivable on loans and receivable for loans sold. Does not include receivable from affiliate.
<F2> Includes the following items not included above

     (i)    Excess servicing asset         $ 4,945,507
     (ii)   Restricted investments           1,768,000
     (iii)  Real property owned                111,008
     (iv)   Reserve on real property owned     (51,000)
     (v)    Due from affiliates                829,191
     (vi)   Deferred charges, deposit and
              other assets, net              2,526,768
     (vii)  Investment in subsidiary            26,000
                                           -----------
                                           $10,155,474
                                           ===========
<F3> Includes the following:

     (i)    Accrued interest payable       $   912,812
     (ii)   Borrower advances                3,997,462
     (iii)  Dividends payable                2,817,764
     (iv)   Accounts payable                 2,062,173
                                           -----------
                                           $ 9,790,211
                                           ===========
<F4> Preferred stock of subsidiary held by SBA. See footnotes to financial statements.
<F5> Includes the following items not included above

     (i)    Deferred fee revenue           $   455,544
     (ii)   Other liabilities                  980,938
                                           -----------
                                           $ 1,436,482
                                           ===========

